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                                                                    EXHIBIT 3.01

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          NETSCREEN TECHNOLOGIES, INC.
                  (Originally incorporated on October 30, 1997)

     NetScreen Technologies, Inc., a Delaware corporation, hereby certifies that the Restated Certificate of Incorporation of the corporation attached hereto as Exhibit "A", which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented, has been duly adopted by the corporation's Board of Directors and stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the Corporation's stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, said corporation has caused this Restated Certificate of Incorporation to be signed by its by duly authorized officers this 2 day of October, 2001.

                                   NETSCREEN TECHNOLOGIES, INC.

                                   By:  /s/ Robert D. Thomas
                                      ------------------------------------------
                                      Robert Thomas, Chief Executive Officer





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                                    EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          NETSCREEN TECHNOLOGIES, INC.

                                    ARTICLE I

     The name of the corporation is NetScreen Technologies, Inc.

                                   ARTICLE II

     The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at that address is Incorporating Services, Ltd.

                                   ARTICLE III

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     The corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock," respectively, both of which shall have $0.001 par value per share. The number of shares of Common Stock authorized to be issued is 125,000,000 shares. The number of shares of Preferred Stock authorized to be issued is 39,511,243 shares, 4,400,000 of which are designated as "Series A Preferred Stock," 2,000,000 of which are designated as "Series B Preferred Stock," 7,060,952 of which are designated as "Series C Preferred Stock," 9,517,746 of which are designated as "Series D Preferred Stock," 9,617,580 of which are designated as "Series E Preferred Stock," and 6,914,965 of which are designated as "Series F Preferred Stock." Effective upon the filing of this Restated Certificate of Incorporation, each outstanding share of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock of the Corporation will be subdivided and reconstituted into two (2) shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock, respectively.

                                    ARTICLE V

     Subject to the provisions contained herein, the Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the corporation.

     The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the corporation, the directors are

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hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation.

                                   ARTICLE VI

     Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                   ARTICLE VII

     To the fullest extent permitted by the Delaware General Corporation Law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

                                  ARTICLE VIII

     The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Common Stock are as follows:

     1. Definitions. For purposes of this Article VIII, the following definitions shall apply:

          1.1 "Board" shall mean the Board of Directors of the Corporation.

          1.2 "Corporation" shall mean this corporation.

          1.3 "Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Corporation.

          1.4 "Common Stock Dividend" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

          1.5 "Dividend Rate" shall mean $0.02 per share per annum for the Series A Preferred Stock, $0.04 per share per annum for the Series B
Preferred Stock, $0.042 per share per annum for the Series C Preferred Stock, $0.09145 per share per annum for the Series D Preferred Stock, $0.3052 per share per annum for the Series E Preferred Stock, and $0.41649 per share per annum for the Series F Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of

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Incorporation, with respect to each such Series of Preferred Stock);
provided, however, that the Dividend Rate applicable to the Series F Preferred Stock shall mean $0.62473 (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation with respect to the Series F Preferred Stock) from and after the date on which the first Event of Default has occurred.

          1.6 "Event of Default" shall mean (a) the breach of a covenant, representation or warranty of the Corporation under that certain Series F Preferred Stock Agreement dated as of September 25, 2001, by and between the Corporation and certain stockholders of the Corporation (the "Purchase Agreement"), that has had a material adverse effect on the finances, operations, or business prospects of the Corporation, (b) the failure of the Corporation to pay dividends, if any, required to be paid to the holders of the Series F Preferred Stock, (c) the bankruptcy of the Corporation, and (d) the inability of the Corporation to meet its liabilities (except those for which payment is adequately provided) as they mature.

          1.7 "Original Issue Date" shall mean the date on which the first share of Series F Preferred Stock is issued by the Corporation.

          1.8 "Original Issue Price" shall mean $0.25 per share for the Series A Preferred Stock, $0.50 per share for the Series B Preferred Stock, $0.525 per share for the Series C Preferred Stock, $1.14285 per share for the Series D Preferred Stock, $3.815 per share for the Series E Preferred Stock, and $5.2061 per share for the Series F Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation, with respect to each such Series of Preferred Stock).

          1.9 "Permitted Repurchases" shall mean the repurchase by the Corporation, pursuant to the approval of the Board, of shares of Common
Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Corporation or a subsidiary that are subject to restricted stock purchase agreements or stock option exercise agreements or like agreements under which the Corporation has the option to repurchase such shares: (a) at cost, upon the occurrence of certain events, such as the termination of employment or services; or (b) at any price pursuant to the Corporation's exercise of a right of first refusal to repurchase such shares.

          1.10 "Preferred Stock" shall mean the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock.

          1.11 "Series A Preferred Stock" shall mean the Series A Preferred Stock, $0.001 par value per share of the Corporation.

          1.12 "Series B Preferred Stock" shall mean the Series B Preferred Stock, $0.001 par value per share of the Corporation.

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          1.13 "Series C Preferred Stock" shall mean the Series C Preferred
Stock, $0.001 par value per share of the Corporation.

          1.14 "Series D Preferred Stock" shall mean the Series D Preferred Stock, $0.001 par value per share of the Corporation.

          1.15 "Series E Preferred Stock" shall mean the Series E Preferred Stock, $0.001 par value per share of the Corporation.

          1.16 "Series F Preferred Stock" shall mean the Series F Preferred Stock, $0.001 par value per share of the Corporation.

          1.17 "Subsidiary" shall mean any corporation of which at least fifty percent (50%) of the outstanding voting stock is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations.

     2.   Dividend Rights.

          2.1 Dividend Preference. Subject to the prior dividend rights of the Series E Preferred Stock as provided in Section 2.2 below and the Series F Preferred Stock as provided in Section 2.3 below, in each calendar year, the holders of the then-outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefor, noncumulative dividends at the annual Dividend Rate for such series of Preferred Stock, prior and in preference to the payment of any dividends on the Common Stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid with respect to the Common Stock during any calendar year unless dividends in the total amount of the annual Dividend Rate for each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall have first been paid or declared and set apart for payment to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, respectively, during that calendar year; provided, however, that this restriction shall not apply to Permitted Repurchases. Payments of any dividends to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be paid, on an equal priority, pari passu basis, according to their respective dividend preferences as set forth herein. Dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock by reason of the fact that the Corporation shall fail to declare or pay dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock in the amount of the respective annual Dividend Rate for each such series or in any other amount in any calendar year or any fiscal year of the Corporation, whether or not the earnings of the Corporation in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

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          2.2 Series E Preferred Stock Dividend Preference. Subject to the prior dividend rights of the Series F Preferred Stock as provided in Section 2.3 below, the holders of the then-outstanding Series E Preferred Stock shall be entitled to receive out of any funds and assets of the Corporation legally available therefor, cumulative dividends at the annual Dividend Rate for the Series E Preferred Stock, prior and in preference to the payment of any dividend on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock (other than a Common Stock Dividend). Such dividends shall accrue on each share of Series E Preferred Stock from the date on which such share of Series E Preferred Stock is issued by the Corporation, and shall accrue from day to day until paid, whether or not earned or declared; provided, however, that no such accrued and unpaid dividends shall be payable (i) in the event of an optional conversion of the Series E Preferred Stock (pursuant to Section 5.1(a) hereof) or (ii) in the event of an automatic conversion of the Series E Preferred Stock (pursuant to Section 5.1(d) hereof) prior to July 6, 2003. No accumulation of dividends on the Series E Preferred Stock shall bear any interest. Unless the full amount of any accrued and unpaid cumulative dividends accrued on the Series E Preferred Stock shall have been paid or declared in full and a sum sufficient for the payment thereof reserved and set apart, no dividend (other than a Common Stock Dividend) shall be paid or declared on any Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock; provided, however, that this restriction shall not apply to Permitted Repurchases.

          2.3 Series F Preferred Stock Dividend Preference. The holders of the then-outstanding Series F Preferred Stock shall be entitled to receive out of any funds and assets of the Corporation legally available therefor, cumulative dividends at the annual Dividend Rate for the Series F Preferred Stock, prior and in preference to the payment of any dividend on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock (other than a Common Stock Dividend). Such dividends shall accrue on each share of Series F Preferred Stock from the date on which such share of Series F Preferred Stock is issued by the Corporation, and shall accrue from day to day until paid, whether or not earned or declared; provided, however, that no such accrued and unpaid dividends shall be payable (i) in the event of an optional conversion of the Series F Preferred Stock (pursuant to Section 5.1(a) hereof) or (ii) in the event of an automatic conversion of the Series F Preferred Stock (pursuant to Section 5.1(e) hereof) prior to the third annual anniversary of the Original Issue Date. Unless the full amount of any accrued and unpaid cumulative dividends accrued on the Series F Preferred Stock shall have been paid or declared in full and a sum sufficient for the payment thereof reserved and set apart, no dividend (other than a Common Stock Dividend) shall be paid or declared on any Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock; provided, however, that this restriction shall not apply to Permitted Repurchases.

          2.4 Participation Rights. If, after dividends in the full preferential amounts specified in this Section 2 for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock have been paid or declared and set apart in any calendar year of the Corporation, the Board shall

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declare additional dividends out of funds legally available therefor in that calendar year, then such additional dividends shall be declared solely on the Common Stock.

          2.5 Non-Cash Dividends. Whenever a dividend provided for in this
Section 2 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in the manner set forth in Section 3.6 hereof.

     3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation's stockholders (the "Available Funds and Assets") shall be distributed to stockholders in the following manner:

          3.1 Liquidation Preferences. Subject to payment in full of the liquidation preferences of the Series E Preferred Stock as provided in
Section 3.2 and the Series F Preferred Stock as provided in Section 3.3 below, the holder of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock outstanding shall be entitled to be paid, out of the remaining Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any remaining Available Funds and Assets on any shares of Common Stock, an amount per share equal to the Original Issue Price for each such series of Preferred Stock, respectively, plus all declared but unpaid dividends thereon. If upon any liquidation, dissolution or winding up of the Corporation and after payment in full of the preferential amounts specified for the Series E Preferred Stock in Section 3.2 and the Series F Preferred Stock in Section 3.3, the remaining Available Funds and Assets shall be insufficient to permit the payment to holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock of their full preferential amounts described in this subsection, then all of the remaining Available Funds and Assets shall be distributed among the holders of the then-outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, on an equal priority, pari passu basis, according to their respective liquidation preferences as set forth herein.

          3.2 Series E Preferred Stock Liquidation Preference. Subject to payment in full of the liquidation preference of the Series F Preferred
Stock as provided in Section 3.3 below, the holder of each share of Series E Preferred Stock then outstanding shall be entitled to be paid, out of the remaining Available Funds and Assets (and prior and in preference to any payment or distribution setting apart of any payment or distribution of any remaining Available Funds and Assets on shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock), an amount per share equal to the Original Issue Price of the Series E Preferred Stock plus all accrued and unpaid dividends thereon, whether or not declared, to and including the date full payment of such amount shall be tendered to the holders of the Series E Preferred Stock with respect to such liquidation, dissolution or winding up. If upon any liquidation, dissolution or winding up of the Corporation and after payment in full of the preferential amount specified for the Series F Preferred Stock in Section 3.3, the remaining Available Funds and Assets to be distributed to the holders of the Series E Preferred Stock shall be insufficient to permit the payment to such stockholders of their

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full preferential amount described in this subsection, then all of the remaining
Available Funds and Assets shall be distributed among the holders of the then-outstanding Series E Preferred Stock pro rata according to the number of outstanding shares of Series E Preferred Stock held by each holder thereof.

          3.3 Series F Preferred Stock Liquidation Preference. The holder of each share of Series F Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets (and prior and in preference to any payment or distribution setting apart of any payment or distribution of any Available Funds and Assets on shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Common Stock), an amount per share equal to sum of (a) the product of the Original Issue Price of the Series F Preferred Stock multiplied by two (2), plus (b) all accrued and unpaid dividends on a share of Series F Preferred Stock, whether or not declared, to and including the date full payment of such amount shall be tendered to the holders of the Series F Preferred Stock with respect to such liquidation, dissolution or winding up. If upon any liquidation, dissolution or winding up of the Corporation, the Available Funds and Assets to be distributed to the holders of the Series F Preferred Stock shall be insufficient to permit the payment to such stockholders of their full preferential amount described in this subsection, then all of the Available Funds and Assets shall be distributed among the holders of the then-outstanding Series F Preferred Stock pro rata according to the number of outstanding shares of Series F Preferred Stock held by each holder thereof.

          3.4 Remaining Assets. If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Preferred Stock of their full preferential amounts described above in this Section 3, then all such remaining Available Funds and Assets shall be distributed among the holders of the then-outstanding Common Stock pro rata according to the number of shares of Common Stock held by each holder thereof.

          3.5 Merger or Sale of Assets. Each of the following transactions shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 3: (a) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a "combination transaction")) in which the Corporation is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Corporation that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an "Acquiring Stockholder", as defined below) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation's parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction; or (b) a sale of all or substantially all of the assets of the Corporation. For purposes of this Section 3.5, an "Acquiring Stockholder" means a stockholder or stockholders of the Corporation that (i) merges or combines with the Corporation in such combination transaction or

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(ii) owns or controls a majority of another corporation that merges or combines with the Corporation in such combination transaction.

          3.6 Non-Cash Consideration. The fair market value of any non-cash property will be reasonably determined by the Board in good faith, except that any securities shall be valued as follows:

              (a) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

                  (i) if the securities are then traded on a national securities exchange or the Nasdaq National Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and

                  (ii) if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the distribution; and

                  (iii) if there is no active public market, then the value shall be the fair market value thereof, as determined mutually in good faith by the Corporation and the holders of a majority of the voting power of the then-outstanding shares of Preferred Stock.

              (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs
(a)(i), (ii) or (iii) of this subsection to reflect the approximate fair market value thereof, as determined mutually by the Corporation and the holders of a majority of the voting power of the then-outstanding shares of Preferred Stock.

              (c) In the event the requirements of this Section 3.6 are not complied with, the Corporation shall forthwith either:

                  (i) cause any distribution of non-cash property to be postponed until such time as the requirements of this Section 3.6 have been complied with; or

                  (ii) cancel the transaction involving non-cash property, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 3.6(d) hereof, or if no such notice was delivered, immediately prior to the date by which such notice was required to have been delivered.

              (d) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any transaction that would be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3.5 hereof, the Corporation shall, within ten (10) days after the date the Board approves such action, or twenty (20) days prior to any stockholders' meeting called to approve such action, or ten (10) days after the

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commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holder of each share of Preferred Stock upon consummation of the proposed action and the date of delivery thereof, and a description of the stock, cash and property that would be received by the holder of each share of Preferred Stock if all such holders converted all outstanding shares of Preferred Stock to Common Stock immediately prior to such proposed action. If any material change in the facts set forth in the initial written notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided that any such 30-day or 10-day period may be shortened upon the written consent of the holders of a majority of the then-outstanding shares of Preferred Stock voting together as a single class (on an as-converted into Common Stock basis).

     4.   Voting Rights.

          4.1 Common Stock. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share thereof held.

          4.2 Preferred Stock. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock could be converted pursuant to the provisions of Section 5 below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

          4.3 General. Subject to the provisions of this Section 4, each holder of Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

          4.4 Board of Directors Election and Removal.

              (a) Election. For so long as at least 4,000,000 shares of Series A Preferred Stock and Series B Preferred Stock (considered in the aggregate) are outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to such shares occurring after the date of filing of this Restated Certificate of Incorporation), the holders of the Series A Preferred Stock and the holders of Series B Preferred Stock, voting together as a single class shall be entitled to elect one (1) director of the Corporation. For so long as at least 4,000,000 shares of Series C Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to such shares occurring after the date of filing of this Restated Certificate of Incorporation), the holders of the Series C Preferred Stock, voting as a single class shall be entitled to elect one (1) director of the Corporation. For so long as at least 5,000,000 shares of Series D Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to such shares occurring after the date of filing of this Restated Certificate of Incorporation), the holders of the Series D Preferred Stock, voting as a single class shall be entitled to elect one (1) director of the Corporation. Three (3) directors shall be elected by the affirmative vote of the holders of a majority of the Common Stock and the Preferred Stock voting together as a single class. The holders of the Common Stock, voting as a separate class (with cumulative voting rights as among themselves in accordance with Section 214 of the Delaware General Corporation Law) shall be entitled to elect the two (2) remaining directors of the Corporation, one of whom shall be the Chief Executive Officer of the Corporation.

              (b) Quorum; Required Vote.

                  (i) Quorum. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of each series or class or classes of specified stock then outstanding shall constitute a quorum of such series or class or classes of specified stock, as the case may be, for the election of directors to be elected solely by the holders of such series or class or classes of specified stock.

                  (ii) Required Vote. With respect to the election of any director or directors by the holders of the outstanding shares of a specified series, series', class or classes of stock given the right to elect such director or directors pursuant to subsection 4.4(a) above ("Specified Stock"), that candidate or those candidates (as applicable) shall be elected who either: (A) in the case of any such vote conducted at a meeting of the holders of such Specified Stock, receive the highest number of affirmative votes of the outstanding shares of such Specified Stock, up to the number of directors to be elected by such Specified Stock; or (B) in the case of any such vote taken by written consent without a meeting, are elected by the written consent of a majority of the outstanding shares of such Specified Stock entitled to vote.

              (c) Vacancy. If there shall be any vacancy in the office of a director elected by the holders of any Specified Stock pursuant to subsection 4.4(a), then a successor to hold office for the unexpired term of such director may be elected by either: (i) the remaining director or directors (if any) in office that were so elected by the holders of such Specified Stock by the affirmative vote of a majority of such directors (or by the sole remaining director elected by the holders of such Specified Stock if there be but one), or (ii) the affirmative vote of holders of the shares of such Specified Stock that are entitled to elect such director under subsection 4.4(a).

              (d) Removal. Subject to 141(k) of the Delaware General Corporation Law, any director who shall have been elected to the Board by the holders of any Specified Stock pursuant to subsection 4.4(a) or by any director or directors elected by holders of any Specified

Stock as provided in subsection 4.4(c), may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power of all the outstanding shares of such Specified Stock entitled to vote, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in subsection 4.4(c).

              (e) Procedures. Any meeting of the holders of any Specified Stock, and any action taken by the holders of any Specified Stock by written consent without a meeting, in order to elect or remove a director under this subsection 4.4, shall be held in accordance with the procedures and provisions of the Corporation's Bylaws, the Delaware General Corporation Law and applicable law regarding stockholder meetings and stockholder actions by written consent, as such are then in effect (including but not limited to procedures and provisions for determining the record date for shares entitled to vote).

              (f) Termination. Notwithstanding anything in this subsection 4.4 to the contrary, the provisions of this subsection 4.4 shall cease to be of any further force or effect upon the earlier to occur of: (i) the first date on which the total number of outstanding shares of Series A Preferred Stock and Series B Preferred Stock (considered in the aggregate) is less than 4,000,000 shares (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to such shares occurring after the date of filing of this Restated Certificate of Incorporation); (ii) the first date on which the total number of outstanding shares of Series C Preferred Stock is less than 4,000,000 shares (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to such shares occurring after the date of filing of this Restated Certificate of Incorporation); (iii) the first date on which the total number of outstanding shares of Series D Preferred Stock is less than 5,000,000 shares (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to such shares occurring after the date of filing of this Restated Certificate of Incorporation); and (iv) the first date on which the total number of outstanding shares of Series E Preferred Stock is less than twenty-five percent (25%) of the authorized shares of Series E Preferred Stock; provided, however, that, notwithstanding the foregoing, the provisions of this subsection 4.4 shall cease to be of any further force and effect upon an event set forth in Section 3.5 above.

     5. Conversion Rights. The outstanding shares of Preferred Stock shall be convertible into Common Stock as follows:

          5.1 Right to Convert; Automatic Conversion.

              (a) Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such shares, into such number of fully paid and nonassessable shares of Common Stock determined as set forth below.

              (b) Each share of Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such series of Preferred Stock by the Conversion Price, determined as hereafter provided, in effect for such series of Preferred Stock at the time of conversion. After giving effect to the stock splits effective upon filing of this Restated Certificate of Incorporation, the Conversion Price for the Series A Preferred Stock shall be $0.25 per share, the Conversion Price for the Series B Preferred Stock shall be $0.50 per share, the Conversion Price for the Series C Preferred Stock shall be $0.525 per share, the Conversion Price for the Series D Preferred Stock shall be $1.14285 per share, the Conversion Price for the Series E Preferred Stock shall be $3.815 per share, and the Conversion Price for the Series F Preferred Stock shall be $5.2061; provided, however, that each such Conversion Price shall be subject to adjustment as set forth below.

              (c) Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock will automatically be converted into shares of Common Stock at the applicable Conversion Price in effect for such series of Preferred Stock, respectively, immediately upon the earlier of: (i) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, as to the Corporation's Common Stock, provided that (A) the aggregate public offering price (before deduction of underwriters' discount and commissions) is not less than $40,000,000 and (B) the public offering price per share reflects an entity value of the Corporation of not less than $353,000,000 (calculated on fully-diluted basis, including all Rights and Options and all shares available for issuance under stock purchase or stock option plans, but excluding (x) shares to be issued in the public offering and
(y) shares newly authorized for issuance under equity incentive, stock option or stock purchase plans adopted in connection with the public offering); or (ii) the date specified by written consent or agreement of the holders of not less than two-thirds of the then-outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock voting together as a single class (on an as-converted into Common Stock basis).

              (d) Each share of Series E Preferred Stock will automatically be converted into shares of Common Stock at the Series E Conversion Price immediately upon the earlier of: (i) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, as to the Corporation's Common Stock, provided that (A) the aggregate public offering price (before deduction of underwriters' discount and commissions) is not less than $40,000,000 and (B) the public offering price per share reflects an entity value of the Corporation of not less than $353,000,000 (calculated on fully-diluted basis, including all Rights and Options and all shares available for issuance under stock purchase or stock option plans, but excluding (x) shares to be issued in the public offering and
(y) shares newly authorized for issuance under equity incentive, stock option or stock purchase plans adopted in connection with the public offering); or (ii) the date specified by written consent or agreement of the holders of not less than two-thirds of the then-outstanding shares of Series E Preferred Stock.

          (e) Each share of Series F Preferred Stock will automatically be converted into shares of Common Stock at the Series F Conversion Price immediately upon the earlier of: (i) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, as to the Corporation's Common Stock, provided that (A) the aggregate public offering price (before deduction of underwriters' discount and commissions) is not less than $50,000,000 and (B) the public offering price per share is not less than the product of the Original Issue Price of the Series F Preferred Stock multiplied by two (2); (ii) the date specified by written consent or agreement of the holders of not less than a majority of the then-outstanding shares of Series F Preferred Stock; or (iii) the date specified by written consent or agreement of the holders of not less than two-thirds of the then-outstanding shares of Preferred Stock (voting together as a single class on an as-converted to Common Stock basis), provided that any automatic conversion of the Series F Preferred Stock pursuant to this clause (iii) must be effected in connection with the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, as to the Corporation's Common Stock with an aggregate public offering price (before deduction of underwriters' discount and commissions) of at least $50,000,000.

          5.2 Mechanics of Conversion. Before any holder of shares of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as provided above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

          5.3 Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights, then, in each such case for the purpose of this subsection 5.3, the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          5.4 Stock Splits, Combinations, Stock Dividends. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price for each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of shares of such series of Preferred Stock shall be increased in proportion to such increase in outstanding shares of Common Stock. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse stock split of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of shares of such series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

          5.5 Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section or in Section 3), provision shall be made (in form and substance satisfactory to the holders of a majority-in-interest of all of the shares of the then-outstanding Preferred Stock) so that the holders of the Preferred Stock shall thereafter be entitled to receive, upon conversion of the Preferred Stock, such shares or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of shares of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          5.6 Sale of Shares Below Conversion Price.

              (a) Adjustment Formula. If at any time or from time to time after the Original Issue Date the Corporation issues or sells, or is deemed by the provisions of this subsection 5.6 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a distribution as provided in subsection 5.3, a dividend or distribution as provided in subsection 5.4 or a recapitalization, reclassification or other change as provided in subsection 5.5, without consideration or for an Effective Price (as hereinafter defined) that is less than the Conversion Price for a series of Preferred Stock in effect immediately prior to such issue or sale, then, and in each such case, the Conversion Price for such series of Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

                  (i) The numerator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Corporation for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue or sale; and

                  (ii) The denominator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

              (b) Certain Definitions. For the purpose of making any adjustment required under this subsection 5.6:

                  (i) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than:

                       (A) shares of Common Stock issued or issuable upon conversion of the Preferred Stock, and shares of Common Stock and/or
Preferred Stock issuable upon conversion and/or exercise of any warrants or other rights (other than options) to purchase any securities of the Corporation outstanding as of the date of filing of this Restated Certificate of Incorporation and any securities issuable upon the conversion thereof;

                       (B) shares of Common Stock issuable upon exercise of any options to purchase Common Stock of the Corporation outstanding as of the date of filing of this Restated Certificate of Incorporation;

                       (C) shares of Common Stock (and/or options, warrants or rights therefor) issued to employees (including officers of the Corporation), directors or consultants to the Corporation or any Subsidiary pursuant to grants awarded by the Board under the Corporation's stock purchase or stock option plans or other agreements approved by the Board in an amount not to exceed 5,000,000 shares of Common Stock; and

                       (D) shares of Common Stock (and/or options, warrants or rights therefor) issued upon termination or expiration of the options covered by clauses (B) and (C) above and shares of Common Stock covered by such clauses that are repurchased by the Corporation (net of any subsequent option terminations or expirations or share repurchases); provided, however, that such shares, options, warrants and/or rights are issued to employees (including officers of the Corporation), directors or consultants to the Corporation or any Subsidiary pursuant to grants awarded by the Board under the Corporation's stock purchase or stock option plans or other agreements approved by the Board.

All references to shares of Common Stock in this subparagraph (i) shall be appropriately adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation with respect to the Common Stock.

                  (ii) The "Aggregate Consideration Received" by the Corporation for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in the manner set forth in Section 3.6 hereof; and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

                  (iii) "Common Stock Equivalents Outstanding" shall mean the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock of the Corporation that are outstanding at the time in question, plus (B) all shares of Common Stock of the Corporation issuable upon conversion of all shares of Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of the Corporation that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

                  (iv) "Convertible Securities" shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

                  (v) The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this subsection 5.6, into the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this subsection 5.6, for the issue of such Additional Shares of Common Stock.

                  (vi) "Rights or Options" shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

              (c) Deemed Issuances. For the purpose of making any adjustment to the Conversion Price of a series of Preferred Stock required under this subsection 5.6, if the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price then in effect for a series of Preferred Stock, then the Corporation shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

                  (i) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                  (ii) if the minimum amount of consideration payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                  (iii) if the minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

          5.7 Special Adjustment Provision for the Series F Preferred Stock. If
(a) all shares of Series F Preferred Stock are automatically converted into Common Stock pursuant to the provisions set forth in Section 5.1(e)(i) or (iii) above, or are automatically converted into Common Stock pursuant to the provision set forth in Section 5.1(e)(ii) above in connection with an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, as to the Corporation's Common Stock, and (b) the per share public offering price of such underwritten offering is less than one hundred fifty percent (150%) of the then applicable Conversion Price of the Series F Preferred Stock, then the Conversion Price of the Series F Preferred Stock shall be adjusted to the quotient obtained by dividing such per share public offering price by one and one-half (1.50).

          5.8 No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

          5.9  No Fractional Shares and Certificate as to Adjustments.

               (a) No fractional shares of Common Stock shall be issued upon conversion of shares of the Preferred Stock. In lieu of fractional shares, the Corporation shall pay cash equal to such fraction (determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion) multiplied by the fair market value for such Common Stock, as determined by the Board in good faith.

               (b) Upon the occurrence of each adjustment of the Conversion Price pursuant to this Section, the Corporation, at its expense, shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Preferred Stock with respect to which the Conversion Price is being adjusted a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment, (ii) the Conversion Price at the time in effect for the Preferred Stock, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

          5.10 Notices of Record Date. In the event of any taking by the Corporation of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, or for the purposes of securing necessary stockholder approval for a transaction set forth in Section 3.5 hereof, the Corporation shall mail to each holder of shares of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution, or right, or for the purpose of such approval.

          5.11 Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          5.12 Notices. Any notice required by the provisions of this Section to be given to the holders of shares of Preferred Stock shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed, if to a holder of Preferred Stock, at such address as such holder of Preferred Stock, respectively, shall have furnished to the Corporation in writing, or, if to the Corporation, at such address as the Corporation shall have furnished in writing to such holder of Preferred Stock to the attention of the President. Each such notice or other communication shall for all purposes of this Amended and Restated Certificate of Incorporation be treated as effective or having been given when delivered at the address of the party to be notified; provided, however, that such address shall have been furnished to the person giving notice (as specified above) and the address shall be at an entity that maintains regular business hours (except for holidays) throughout the entire year. In the event that the address furnished is not at an entity that maintains regular business hours, notice shall be deemed given upon the earlier of personal delivery or, if sent by registered or certified mail, at its receipt by recipient as confirmed by a return receipt received by the party giving notice, having been addressed and mailed as aforesaid.

     6.   Protective Provisions.

          6.1 Preferred Stock Protective Provisions. In addition to any other rights provided by law, and notwithstanding any other provision to the contrary contained in this Restated Certificate of Incorporation, so long as either (i) 6,000,000 shares of Preferred Stock, (ii) twenty-five percent (25%) of the greatest number of shares of Series E Preferred Stock originally issued shall be outstanding, or (iii) twenty-five percent (25%) of the greatest number of shares of Series F Preferred Stock originally issued shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock, voting together as a single class:

               (a) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would alter or change any of the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Preferred Stock;

               (b) authorize or issue (by reclassification or otherwise) shares of any class or series of stock having any rights, preferences, or privileges (including those with respect to liquidation preference, redemption, voting, or dividends) senior to or on a parity with any series of Preferred Stock;

               (c) pay or declare any dividends on shares of Common Stock or Preferred Stock (other than dividends on the Series F Preferred Stock, dividends on the Series E Preferred Stock and Permitted Repurchases);

               (d) repurchase or redeem any shares of Preferred Stock;

               (e) repurchase or redeem any shares of Common Stock; provided, however, that this restriction shall not apply to Permitted Repurchases or other repurchases pursuant to the terms of equity incentive agreements giving the Corporation the right to repurchase or redeem shares upon the termination of services or the failure to achieve targets;

               (f) effect any sale, lease, assignment, transfer or other conveyance of all or substantially all the assets of the Corporation or any of its subsidiaries, or merge into or with or consolidate with any other corporation or effect any reorganization of the Corporation (other than a merger or consolidation with a wholly-owned subsidiary or which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent eighty percent (80%) or more of the voting securities of the Corporation immediately thereafter), or effect any other transaction that would otherwise be deemed to be a liquidation, dissolution or winding up of the Corporation under Section 3.5 hereof;

               (g) acquire all or substantially all of the assets of any other corporation, or of a division or product line of another corporation;

               (h) dissolve, liquidate or wind up the Corporation;

               (i) increase the authorized size of the Board of Directors;

               (j) issue any securities of any Subsidiary to any party other than the Corporation or another Subsidiary of the Corporation;

               (k) alter or change any of the rights, preferences or privileges of any series of Preferred Stock; or

               (l) enter into any agreement or understanding to do any of the foregoing.

          6.2 Series E Preferred Stock. In addition to any other rights provided by law, and notwithstanding any other provision to the contrary contained in this Restated Certificate of Incorporation, so long as at least twenty-five percent (25%) of the Series E Preferred Stock originally issued to the holders of Series E Preferred Stock remains outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least two-thirds of the then-outstanding shares of Series E Preferred Stock, voting together as a single class:

               (a) alter or change any of the rights, preferences or privileges of the Series E Preferred Stock;

               (b) authorize or issue (by reclassification or otherwise) shares of any new class or series of stock, or any other security convertible into equity securities, having any rights, preferences, or privileges senior to or on parity with the Series E Preferred Stock; or

               (c) enter into any agreement or understanding to do any of the foregoing.

          6.3 Series F Preferred Stock. In addition to any other rights provided by law, and notwithstanding any other provision to the contrary contained in this Restated Certificate of Incorporation, so long as at least twenty-five percent (25%) of the Series F Preferred Stock originally issued to the holders of Series F Preferred Stock remains outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the then-outstanding shares of Series F Preferred Stock, voting together as a single class:

               (a) alter or change any of the rights, preferences or privileges of the Series F Preferred Stock;

               (b) authorize or issue (by reclassification or otherwise) shares of any new class or series of stock, or any other security convertible into equity securities, having any rights, preferences, or privileges senior to or on parity with the Series F Preferred Stock;

               (c) declare or pay any dividend on shares of Common Stock or Preferred Stock junior to Series F Preferred Stock as to dividend rights (other than Permitted Repurchases and other than dividends on the Series E Preferred Stock (subject to the provisions of Section 2));

               (d) repurchase or redeem any shares of Common Stock or Preferred Stock junior to Series F Preferred Stock as to liquidation rights;
provided, however, that this restriction shall not apply to Permitted Repurchases or other repurchases pursuant to the terms of equity incentive agreements giving the Corporation the right to repurchase or redeem shares upon the termination of services or the failure to achieve targets; or

               (e) enter into any agreement or understanding to do any of the foregoing.

          6.4 Residual Rights. Subject to the rights of any series of Preferred Stock which may in the future come into existence, all rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested with the Common Stock.

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